UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

Apartment Trust of America, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4901 Dickens Road, Suite 101, Richmond, Virginia	23230
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 23, 2011, we issued a letter to our stockholders in response to a mini-tender offer by MacKenzie Patterson Fuller, LP and certain of its affiliates for up to 500,000, or approximately 2.5%, of the outstanding shares of our common stock. A copy of the stockholder letter, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Apartment Trust of America, Inc. Stockholder Letter, dated June 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apartment Trust of America, Inc.

Dated: June 23, 2011	By: /s/ Gustav G. Remppies
Name: Gustav G. Remppies
Title: President

Exhibit Index

Exhibit No.	Description
99.1	Apartment Trust of America, Inc. Stockholder Letter, dated June 23, 2011.